                                                                    EXHIBIT 3.18

    STATE Of DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/04/1999
   991322552 - 2977419

                            CERTIFICATE OF AMENDMENT
                                       OF
                      A DELAWARE LIMITED LIABILlTY COMPANY

FIRST: The name of the limited liability company (the "COMPANY") is:

                                BAYOU VERRET LLC

SECOND: Article First of The Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

         "The name of the limited liability company is Bayou Verret Energy LLC".

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 4th day of August, 1999.

                                                 /s/ Ann M. Spitler
                                                 ------------------
                                                 Ann M. Spitler
                                                 Authorized Person